Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces First Quarter 2023 Results
New York City, NY – May 3, 2023 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended March 31, 2023.
Reported GAAP net income of $43.8 million for the three months ended March 31, 2023, compared to $27.2 million for the three months ended December 31, 2022. Reported diluted earnings per share ("EPS") to common stockholders of $0.44 for the three months ended March 31, 2023, compared to $0.25 for the three months ended December 31, 2022.
Reported Distributable Earnings (a non-GAAP financial measure) of $44.8 million or $0.44 per diluted common share on a fully converted basis(1) for the three months ended March 31, 2023, compared to $38.8 million or $0.37 per diluted common share on a fully converted basis(1) for the three months ended December 31, 2022.
First Quarter 2023 Summary
•Produced a first quarter GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 11.0% and 11.1%, respectively
•Book value of $15.78 per diluted common share on a fully converted basis(1), flat to the prior quarter
•Declared first quarter common stock cash dividend of $0.355, representing a 9.0% yield on book value
•GAAP and Distributable Earnings dividend coverage of 124% and 125%, respectively
•Closed $200 million on new investments at a weighted average spread of 580 basis points
•Total liquidity of $1.0 billion, which includes $230 million in cash
•Repurchased $17.5 million notional amount of unsecured debt at a purchase price of 75% of par value
•Repurchased 313,411 shares of common stock at an average price of $11.70 per share for an aggregate of $3.7 million
•Reduced watch list positions to three assets at March 31, 2023, compared to five assets at December 31, 2022. Subsequent to quarter end, further reduced watch list positions by two additional assets
•Subsequent to quarter end, announced the successful completion of the sale of the Williamsburg hotel, the Company's Brooklyn hotel loan
Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “We are very pleased with the Company's first quarter results. Distributable earnings per share increased by 19% from the prior quarter and comfortably covered our first quarter dividend. We think our portfolio is well positioned - our watch list decreased to three assets at quarter-end, and was further reduced to only one asset as of today."
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “Our Q1 origination activity was strategically measured, but we took advantage of market opportunities, adding loans at a weighted average spread of 580 basis points. We have ample liquidity, our pipeline is strong, and we will continue to selectively deploy capital to enhance stockholder returns."
Core portfolio: For the quarter ended March 31, 2023, the Company closed $200 million(2) of loan commitments and funded $193 million of principal balance on new and existing loans. FBRT received loan repayments of $381 million. The Company's core portfolio at the end of the quarter consisted of 157 loans with an aggregate principal balance of approximately $5.1 billion. The average loan size was approximately $32 million. Over 99% of the aggregate principal balance of FBRT's portfolio is in senior mortgage loans, with approximately 98% in floating rate loans. Approximately 76% of the portfolio is collateralized by multifamily properties. The Company's exposure to office loans is 6%. During the quarter, two loans were removed from FBRT's watch list and no new positions were foreclosed.
Conduit: For the quarter ended March 31, 2023, the Company did not have any conduit activity.
Allowance for credit losses: During the quarter, FBRT recognized an incremental provision for credit losses of approximately $4.4 million.

1 Fully converted per share information in this press release assumes applicable conversion of the Company's series of outstanding convertible preferred stock into common stock and full vesting of the Company's outstanding equity compensation awards.
2 Including new commitments on existing loans, total new commitments in the quarter was five loans for $203 million.

Book Value
As of March 31, 2023, book value was $15.78 per diluted common share on a fully converted basis(1).
Share Repurchase Program
The Company has previously authorized a $65 million share repurchase program. During the quarter, the Company repurchased 313,411 shares of FBRT's common stock at an average gross price of $11.70 per share, inclusive of any broker's fees or commissions, for an aggregate of $3.7 million. Subsequent to quarter end, the Company repurchased an additional 363,422 shares of FBRT's common stock at an average gross price of $12.35 per share, inclusive of any broker's fees or commissions, for an aggregate of $4.5 million. As of April 28, 2023, $40.3 million remains available under the $65 million share repurchase program.
Subsequent Event
On April 18, 2023, the Company announced the successful completion of the sale of the Williamsburg hotel, FBRT’s Brooklyn hotel loan. The sale closed for a total sale price of $96 million, comprising cash and new indebtedness. As a result of the sale, the Company received the full principal amount of the loan and approximately $20 million of additional proceeds after payment of all related closing expenses. As such, the loan has been removed from watch list.
Distributable Earnings and Run-Rate Distributable Earnings
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and residential adjustable-rate mortgage pass-through securities ("ARM Agency Securities" or "ARMS"), including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash subordinated performance fee accruals, (vi) loan workout charges, (vii) realized gains and losses on debt extinguishment, (viii) certain other non-cash items, and (ix) impairments of acquisition assets related to the Capstead merger. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on ARMs.
The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of the realized trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead, which the Company is actively in the process of liquidating from its portfolio.
Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Run-Rate Distributable Earnings included at the end of this release for further information.
Supplemental Information
The Company has published a supplemental earnings presentation for the quarter ended March 31, 2023 on its website to provide additional disclosure and financial information. These materials can be found on FBRT’s website at http://www.fbrtreit.com under the Presentations tab.
1 Fully converted per share information in this press release assumes applicable conversion of the Company's series of outstanding convertible preferred stock into common stock and full vesting of the Company's outstanding equity compensation awards.

Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, May 4, 2023 at 9:30 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10177622/f9037ab5a8. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=nvRHP5VJ. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through FBRT's website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of March 31, 2023, FBRT had approximately $5.8 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS	(Unaudited)
Cash and cash equivalents	$230,405	$179,314
Restricted cash	6,874	11,173
Commercial mortgage loans, held for investment, net of allowance for credit losses of $28,751 and $40,848 as of March 31, 2023 and December 31, 2022, respectively	5,022,750	5,228,928
Commercial mortgage loans, held for sale, measured at fair value	15,928	15,559
Real estate securities, trading, measured at fair value	133,705	235,728
Real estate securities, available for sale, measured at fair value, amortized cost of $113,588 and $220,635 as of March 31, 2023 and December 31, 2022, respectively	112,329	221,025
Derivative instruments, measured at fair value	325	415
Receivable for loan repayment (1)	18,197	42,557
Accrued interest receivable	36,337	34,007
Prepaid expenses and other assets	19,372	15,795
Intangible lease asset, net of amortization	59,022	54,831
Real estate owned, net of depreciation	148,624	127,772
Real estate owned, held for sale	35,158	36,497
Total assets	$5,839,026	$6,203,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,052,802	$3,121,983
Repurchase agreements - commercial mortgage loans	604,421	680,859
Repurchase agreements - real estate securities	228,934	440,008
Mortgage note payable	23,998	23,998
Other financing and loan participation - commercial mortgage loans	79,121	76,301
Unsecured debt	81,220	98,695
Derivative instruments, measured at fair value	294	64
Interest payable	12,690	12,715
Distributions payable	36,367	36,317
Accounts payable and accrued expenses	15,531	17,668
Due to affiliates	13,856	15,429
Intangible lease liability, net of depreciation	9,115	6,428
Total liabilities	$4,158,349	$4,530,465
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of March 31, 2023 and December 31, 2022	$89,748	$89,748
Redeemable convertible preferred stock Series I, $0.01 par value, none authorized and outstanding as of March 31, 2023, 1,000 authorized and 1,000 issued and outstanding as of December 31, 2022	—	5,000
Total redeemable convertible preferred stock	$89,748	$94,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of March 31, 2023 and December 31, 2022	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,363,971 and 82,992,784 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	826	826
Additional paid-in capital	1,603,790	1,602,247
Accumulated other comprehensive income (loss)	(1,935)	390
Accumulated deficit	(291,762)	(299,225)
Total stockholders' equity	$1,569,661	$1,562,980
Non-controlling interest	21,268	15,408
Total equity	$1,590,929	$1,578,388
Total liabilities, redeemable convertible preferred stock and equity	$5,839,026	$6,203,601
______________________________________________________________________
(1) Includes $17.9 million and $42.5 million of cash held by servicer related to the CLOs as of March 31, 2023 and December 31, 2022, respectively, as well as $0.3 million and $0.1 million of residential mortgage-backed securities ("RMBS") principal paydowns receivable as of March 31, 2023 and December 31, 2022, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Income:
Interest income	$130,536	$75,258
Less: Interest expense	71,075	22,480
Net interest income	59,461	52,778
Revenue from real estate owned	3,312	2,312
Total income	$62,773	$55,090
Expenses:
Asset management and subordinated performance fee	$8,085	$6,745
Acquisition expenses	378	315
Administrative services expenses	4,029	3,353
Share-based compensation	1,022	500
Professional fees	4,814	6,159
Depreciation and amortization	1,805	1,295
Other expenses	2,166	1,762
Total expenses	$22,299	$20,129
Other (income)/loss:
Provision/(benefit) for credit losses	$4,360	$(955)
Realized (gain)/loss on extinguishment of debt	(4,767)	—
Realized (gain)/loss on sale of available for sale trading securities	(596)	—
Realized (gain)/loss on sale of commercial mortgage loans, held for sale, measured at fair value	—	(1,889)
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	(347)	939
(Gain)/loss on other real estate investments	1,339	29
Trading (gain)/loss	(2,968)	88,435
Unrealized (gain)/loss on derivatives	320	4,963
Realized (gain)/loss on derivatives	(44)	(34,030)
Total other (income)/loss	$(2,703)	$57,492
Income/(loss) before taxes	43,177	(22,531)
Provision/(benefit) for income tax	(662)	(24)
Net income/(loss)	$43,839	$(22,507)
Net (income)/loss attributable to non-controlling interest	(9)	—
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$43,830	$(22,507)
Less: Preferred stock dividends	6,748	21,011
Net income/(loss) applicable to common stock	$37,082	$(43,518)

Basic earnings per share	$0.44	$(0.99)
Diluted earnings per share	$0.44	$(0.99)
Basic weighted average shares outstanding	82,774,771	43,956,965
Diluted weighted average shares outstanding	82,774,771	43,956,965

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Run-Rate Distributable Earnings as of March 31, 2023 and March 31, 2022 (amounts in thousands, except share and per share data):

	Three Months Ended March 31,
	2023	2022
GAAP Net Income (Loss)	$43,839	$(22,507)
Adjustments:
CLO amortization acceleration (1)	(1,468)	(977)
Unrealized (gain)/loss on financial instruments (2)	1,312	5,898
Unrealized (gain)/loss - ARMs	(734)	27,462
Subordinate performance fee	(594)	—
Non-Cash Compensation Expense	1,022	—
Depreciation and amortization	1,805	1,295
Increase/(decrease) in provision for credit losses	4,360	(955)
Loan workout charges (3)	—	1,900
Realized gain on debt extinguishment	(4,767)	—
Realized trading and derivatives (gain)/loss on ARMs	(2,234)	28,029
Run Rate Distributable Earnings (4)	$42,541	$40,145
Realized trading and derivatives gain/(loss) on ARMs	2,234	(28,029)
Distributable Earnings	$44,775	$12,116
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	$4,842	$4,842
Noncontrolling interests in joint ventures net income/(loss)	$9	$—
Depreciation and amortization attributed to noncontrolling interests of joint ventures	360	—
Distributable Earnings to Common	$39,564	$7,274
Average Common Stock & Common Stock Equivalents	$1,422,565	$1,519,569
GAAP Net Income (Loss) ROE	11.0%	(7.2)%
Run-Rate Distributable Earnings ROE	10.5%	9.3%
Distributable Earnings ROE	11.1%	1.9%
GAAP Net Income/(Loss) Per Share, Diluted	$0.44	$(0.99)
GAAP Net Income/(Loss) Per Share, Fully Converted (5)	$0.44	$(0.30)
Run-Rate Distributable Earnings Per Share, Fully Converted (5)	$0.42	$0.39
Distributable Earnings Per Share, Fully Converted (5)	$0.44	$0.08
___________________________________________________________________
(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents loan workout expenses the Company incurred, which the Company deems likely to be recovered.
(4) Distributable Earnings before realized trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).
(5) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.